SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 13, 2005

STATION CASINOS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada		89102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 367-2411

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

As previously disclosed, on May 13, 2005, the United States Department of the Interior published in the Federal Register a Notice of Final Agency Determination (“Determination”) to take certain land into trust for the benefit of the Match-E-Be-Nash-She-Wish Band of Pottawatomi Indians of Michigan (the “Gun Lake Tribe”). The publication commenced a thirty-day period in which interested parties could seek judicial review of the Determination.  On June 13, 2005, Michigan Gambling Opposition (“MichGO”) filed a complaint (“Complaint”) in the United States District Court, District of Columbia, seeking declaratory and injunctive relief against the Department of the Interior and officials of the United States Department of the Interior. The Complaint seeks judicial review of the Determination.  Station Casinos, Inc. (the “Company”) owns a 50% interest in MPM Enterprises, LLC (“MPM”). MPM and the Gun Lake Tribe are parties to development and management agreements, pursuant to which MPM will assist the Gun Lake Tribe in developing and operating a gaming and entertainment project to be located on the subject land. Not having been named as parties in the Complaint, the Gun Lake Tribe and the Company are currently assessing the appropriate course of action. However, there can be no assurances when or if the additional government approvals will be received.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: June 14, 2005	By:	/s/ Glenn C. Christenson
Glenn C. Christenson Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer